Exhibit 10.4

AFTERMARKET TECHNOLOGY CORP.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of the Date of Award indicated below by and between Aftermarket Technology Corp., a Delaware corporation (the “Company”), and the person named below as Holder.

WHEREAS, Holder is a member (a “Director”) of the Company’s Board of Directors (the “Board”); and pursuant to the Company’s Stock Incentive Plan indicated below (the “Plan”), the Board, on the recommendation of the Company’s Compensation and Human Resources Committee (the “Committee”), has approved the award to Holder of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.  Award; Vesting. The Company hereby awards to Holder, and Holder hereby accepts, as of the Date of Award, the number of shares of Common Stock indicated below (the “Restricted Stock”) for the purchase price per share, if any, indicated below. The Restricted Stock shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 2 hereof.

Holder: _____________________________
Date of Award: ___________, 200__
Number of shares of Restricted Stock: _____________
Purchase Price per share: none
Vesting Schedule:	__________ shares	on ___________, 200___
	__________ shares	on ___________, 200___
	__________ shares	on ___________, 200___
Stock Incentive Plan: ______________

Holder must be a Director on the date the Restricted Stock would otherwise vest pursuant to the above Vesting Schedule.

2.  Restrictions. Unvested Restricted Stock (i) shall not be sold, exchanged, assigned, transferred, conveyed, gifted, or otherwise disposed of in any way at any time and (ii) shall not be pledged, encumbered, or otherwise hypothecated in any way at any time and shall not be subject to execution, attachment, or similar legal process. Any attempt to sell, transfer, pledge, encumber, hypothecate, or otherwise dispose of any unvested shares of Restricted Stock shall be null and void and without legal force or effect.

3.  Acceleration of Vesting.

(a)  Death or Permanent Disability. If Holder ceases to be a Director because of his or her death or Permanent Disability (as defined in Attachment A hereto), all then unvested Restricted Stock shall vest on the date Holder ceases to be a Director.

(b)  Termination Without Cause Within 18 Months After a Change of Control. If Holder ceases to be a Director because he or she is Terminated without Cause (as defined in Attachment A hereto) within 18 months after a Change of Control (as defined in Attachment A hereto), all then unvested Restricted Stock shall vest on the date Holder ceases to be a Director.

(c)  Other. In addition, the Board (or the Committee acting in the Board’s place), in its sole discretion, may accelerate the vesting of the Restricted Stock at any time and for any reason.

4.  Forfeiture of Restricted Stock. Except as provided in Section 3, if Holder ceases to be a Director for any reason or no reason, any Restricted Stock that has not yet vested as of the date that Holder ceases to be a Director shall be immediately forfeited and canceled. In that event, the Company shall reimburse Holder for the cash consideration, if any, paid by Holder for such forfeited Restricted Stock.

5.  Payment of Withholding Taxes.

(a)  If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or sale of the Restricted Stock to Holder pursuant to this Agreement (such as in the case of Holder's election under Section 83(b) of the Internal Revenue Code) or the termination of the restrictions imposed upon the Restricted Stock hereunder including, without limitation, any federal, state or other income tax, or any FICA, state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated being the “Withholding Date”), then Holder shall pay such amount (the “Withholding Liability”) to the Company on the Withholding Date by one or a combination of the following means as Holder may elect:

(i)	delivering cash or check payable to the Company;

(ii)
delivering already-owned shares of Common Stock (free and clear of any pledge, commitment, lien, claim or other encumbrance) having an aggregate fair market value (as defined in the Plan) as of the Withholding Date equal to the Withholding Liability to be so paid, provided that the Company is not then prohibited by law or any instrument or agreement from purchasing or acquiring such shares of Common Stock; and/or

(iii)
withholding from the shares of Common Stock otherwise to be released to Holder upon the vesting thereof a number of shares having an aggregate fair market value (as defined in the Plan) as of the Withholding Date equal to the Withholding Liability to be so paid.

Notwithstanding the foregoing, Holder may not elect to deliver already-owned shares under clause (ii) above or have shares withheld under clause (iii) above (x) if the Board (or the Committee acting in the Board’s place) decides otherwise, (y) the Company is then prohibited by law or any instrument or agreement from purchasing or acquiring such shares, or (z) to the extent that the fair market value (as defined in the Plan) of such shares would exceed the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to Holder’s supplemental taxable income relating to the Restricted Stock).

(b)  If Holder's Withholding Liability is not otherwise satisfied pursuant to (a) above, then the Company shall have the right to withhold and deduct from any compensation or other amounts otherwise due to Holder an amount necessary to satisfy such Withholding Liability. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Restricted Stock. All taxes, if any, in respect of the grant of the Restricted Stock or any other payments hereunder shall be solely Holder's responsibility and shall be paid by Holder. Holder will notify the Company of his or her intention to make an election under Section 83(b) of the Code at least five (5) business days before making such election.

(c)  The Board (or the Committee acting in the Board’s place), in its sole discretion, may impose any additional conditions under subsections (a) and/or (b) as may be required to comply with Section 16(b) of the Securities Exchange Act of 1934 (including any rules promulgated thereunder). The Board (or the Committee acting in the Board’s place) shall have sole discretion to approve or disapprove any Withholding Liability payment election made by Holder and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing.

6.  Escrow.

(a)  Until a share of Restricted Stock vests, (i) the record address of Holder as the holder of record of such share shall be c/o the Secretary of the Company at the address of the Company’s principal executive office, and (ii) the share will be kept in a restricted account maintained with the Company’s stock transfer agent.

(b)  From and after the date upon which a share of Restricted Stock vests, Holder shall be entitled (provided that Holder shall have paid the Withholding Liability to the Company pursuant to Section 5 hereof) to receive a stock certificate representing such share (together with any cash, property and/or securities comprising all or any part of such Restricted Stock as provided in Section 7 hereof).

7.  Voting; Dividends; Certain Corporate Transactions.

(a)  Subject to the provisions of the Plan and this Agreement, Holder shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the Restricted Stock. Holder shall be entitled to exercise all voting rights with respect to the Restricted Stock and to receive all regular cash dividends paid with respect thereto. Any stock dividends paid in respect of shares of unvested Restricted Stock shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the shares of unvested Restricted Stock with respect to which such stock dividends are paid. Holder agrees and understands that nothing contained in this Agreement provides, or is intended to provide, any protection against potential future dilution of Holder's stockholder interest in the Company for any reason, except as may otherwise be provided in the Plan.

(b)  In the event that the outstanding securities of any class then comprising the Restricted Stock are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, spin-off, spin-out, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Board (or the Committee acting in the Board’s place) shall determine otherwise, the term “Restricted Stock” shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the Restricted Stock, or into or for which the shares of Restricted Stock are so increased, decreased, exchanged or converted.

8.  Securities Laws. Holder represents to the Company that the resale of the shares of Common Stock issued pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

9.  Plan. The Restricted Stock is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Holder, without his or her consent, of the Restricted Stock or of any of Holder's rights under this Agreement. The interpretation and construction by the Board (or the Committee acting in the Board’s place) of the Plan, this Agreement and such rules and regulations as may be adopted by the Board (or the Committee acting in the Board’s place) for the purpose of administering the Plan shall be final and binding upon Holder. Until the Restricted Stock vests in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Holder.

10.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, guardians, beneficiaries, successors and assigns.

11.  Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (i) five days after mailing by certified or registered mail, postage prepaid, return receipt requested, (ii) the next business day after being sent through an overnight delivery service under circumstances in which such service guarantees next day delivery, or (iii) when actually received if sent by any other method. All notices shall be sent to the Company at 1400 Opus Place, Suite 600, Downers Grove, Illinois 60515, attention General Counsel, and to Holder at the address set forth beneath his or her signature on the signature page hereof, or at such other addresses as they may designate by written notice in the manner aforesaid.

12.  Governing Law; Entire Agreement. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. This Agreement contains the entire agreement between Holder and the Company with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether oral or written, between such parties relating to such subject matter.

13.  Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company and Holder have duly executed this Agreement in one or more counterparts, each of which shall be deemed an original, as of the Date of Award.

AFTERMARKET TECHNOLOGY CORP.

By:
Donald T. Johnson, Jr. Chairman, President and Chief Executive Officer

[name of Holder]

[signature]

[street address]

[city, state and ZIP code]

ATTACHMENT A

Definitions

“Cause” means the occurrence or existence of any of the following with respect to Holder, as determined by the Board in its sole discretion:

(a)  a material breach by Holder of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by the Board;

(b)  any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its affiliates;

(c)  the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude;

(d)  any intentional damage of a material nature to any property of the Company or any of its affiliates; or

(e)  the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the determination of the Board renders Holder unfit to serve in his or her capacity as a Director.

“Change of Control” means the first to occur of the following events:

(a)  any sale or transfer or other conveyance, whether director or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, unless, immediately after giving effect to such transaction, at least 85% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee is “beneficially owned” by persons who, immediately prior to the transaction, beneficially owned 100% of the total voting power normally entitled to vote in the election of directors of the Company;

(b)  any Person or Group (as defined below) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors;

(c)  during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board (together with any new Directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(d)  a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of the same class as the Restricted Stock being exchanged for or converted into cash, property and/or a different kind of securities, unless, immediately after giving effect to such transaction, at least 85% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of the entity surviving or resulting from such reorganization, merger or consolidation is “beneficially owned” by persons who, immediately prior to the transaction, beneficially owned 100% of the total voting power normally entitled to vote in the election of directors of the Company.

"Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Holder shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Holder does or does not have a Permanent Disability shall be final and binding upon the Company and Holder.

“Person” and “Group” have the meanings used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not such sections apply to the transaction in question.

“Termination Without Cause” means that Holder ceases to be a Director for any of the following reasons:

(a)  Holder is removed from the Board without Cause;

(b)  Holder is not nominated for reelection to the Board, unless the Board has Cause not to nominate him; or

(c)  Holder is nominated for reelection to the Board but does not receive sufficient votes for reelection.